================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ------------------------------


                                   FORM 8-KSB
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  July 31, 1997


                      COTTON VALLEY RESOURCES CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                            Yukon Territory, Canada
                 (State or Other Jurisdiction of Incorporation)



                  0-28814                             98-0164357
          (Commission File Number)       (I.R.S. Employer Identification Number)


  8350 N. Central Expressway, Suite M2030
               Dallas, Texas                             75206
  (Address of Principal Executive Offices)             (Zip Code)



                                 (214) 363-1968
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)


================================================================================

                  INFORMATION INCLUDED IN REPORT ON FORM 8-KSB

ITEM 5.       ACQUISITION OR DISPOSITION OF ASSETS.

       Effective June 30, 1997, Cotton Valley Resources Corporation (the "Registrant") acquired Aspen Energy Corporation, a New Mexico corporation ("Old Aspen"), by merger with a wholly-owned Nevada subsidiary corporation. The acquisition closed on July 31, 1997 and has been accounted for as a purchase. The purchase price for the acquisition consisted of $500,000 cash and short-term notes and 2,511,317 shares of the Registrant's common stock, no par value, of which 270,000 shares were returned to the Registrant by two Old Aspen shareholders in settlement of notes payable to Old Aspen in the amount of $425,000. The principal asset acquired was an interest in the Means (Queen
Sand) Unit in Andrews County, Texas. The acquisition also included an interest, having less than $500,000 in value, in two wells in Utah, which have been sold for $200,000, two wells in Latimer County, Oklahoma, one well in Harrison County, Texas and several shallow wells in Gregg County, Texas.

       On February 18, 1998, Leon A. Romero, the former president of Old Aspen, was elected to the Registrant's Board of Directors to serve until the next meeting of shareholders at which directors are elected or his sooner death, resignation or removal.

ITEM 7.       ACQUISITION OR DISPOSITION OF ASSETS.

       (a)(1)        Financial statements of business acquired:

                     (i)           Balance Sheets.

                     (ii)          Statements of Operations and Retained
                                   Earnings.

                     (iii)         Statements of Cash Flows.

                     (iv)          Notes to Financial Statements.

       (b)(1)        Pro Forma financial information:

                     (i)           Unaudited Pro Forma Combined Statement of
                                   Operations.

                     (ii) Notes to Unaudited Pro Forma Combined Statement of Operations.

       (c)    Exhibits

       The following is a list of exhibits filed as part of this Current Report on Form 8-KSB:

     Exhibit
       No.                                            Description
     -------      -------------------------------------------------------------------------------------------
       2.1        Agreement and Plan of Merger, dated June 30, 1997, among Cotton Valley Resources
                  Corporation, Cotton Valley Operating, Inc., Aspen Energy Corporation, Leon A. Romero,
                  George W. Peel, Albert Sena and Dorothy Carter.  Exhibits and schedules have been omitted, but are available upon request to the Registrant.

       9.1        Voting Agreement, dated January 30, 1997, among Eugene A. Soltero, James E. Hogue, Leon A.
                  Romero, George W. Peel, Alberta Sena and Dorothy Carter.

        COTTON VALLEY RESOURCES CORPORATION AND ASPEN ENERGY CORPORATION

The following unaudited pro forma combined statement of operations is derived from the financial statements of Cotton Valley Resources Corporation (the "Company") and Aspen Energy Corporation. In July 1997, the Company acquired 100% of the common stock of Aspen for a purchase price consisting of $200,000 in cash, $300,000 non-interest bearing six month notes and 2,241,000 shares of the Company's common stock (net of 270,000 shares transferred back to the Company to retire $425,000 of loans from Aspen to the Aspen stockholders). The Unaudited Pro Forma Income Statement for the year ended June 30, 1997 has been prepared assuming the acquisition had been consummated as of the beginning of the fiscal year.

The unaudited combined pro forma financial statements should be read in conjunction with the notes thereto and with the financial statements of the Company as included in its Form 10-KSB and the financial statements of Aspen included herein.

The unaudited combined pro forma financial statements are not indicative of the financial position or results of operations of the Company which would actually have occurred if the acquisition of Aspen had occurred at the date presented or which may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to normal oil and gas production declines, changes in prices paid for oil and gas, future acquisitions, drilling activity and other factors.

        COTTON VALLEY RESOURCES CORPORATION AND ASPEN ENERGY CORPORATION


              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1997


                                       COTTON VALLEY         ASPEN
                                        YEAR ENDED         YEAR ENDED              PRO FORMA              PRO FORMA
                                       JUNE 30, 1997     DECEMBER 31, 1996        ADJUSTMENTS              COMBINED
                                       ------------      -----------------        ------------           ------------
OIL AND GAS SALES                      $    272,243        $    368,054           $     46,518 (1)       $    686,815

COSTS AND EXPENSES:
   Oil and gas production costs             252,272             369,147                 20,839 (1)            642,258
   Depletion                                 27,000             190,068                 (1,000)(2)            216,068
   General and administrative             2,825,678             498,151                 48,377 (1)          3,372,206
   Interest                                  93,171                                     15,000 (3)            108,171
                                       ------------        ------------           ------------           ------------

        Total costs and expenses          3,198,121           1,057,366                 83,216              4,338,703
                                       ------------        ------------           ------------           ------------

LOSS BEFORE INCOME TAXES                 (2,925,878)           (689,312)               (36,698)            (3,651,888)

INCOME TAX BENEFIT                          919,000             237,143                 12,944 (4)          1,169,087
                                       ------------        ------------           ------------           ------------

NET LOSS                               $ (2,006,878)       $   (452,169)          $    (23,754)          $ (2,482,801)
                                       ============        ============           ============           ============

NET LOSS PER SHARE:
   Basic and diluted                   $      (0.20)                              $      (0.01)          $      (0.21)
                                       ============                               ============           ============

WEIGHTED AVERAGE SHARES                   9,901,000                                  2,241,000 (5)         12,142,000
                                       ============                               ============           ============



                            SEE ACCOMPANYING NOTES

        COTTON VALLEY RESOURCES CORPORATION AND ASPEN ENERGY CORPORATION

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1997


(1) Adjustments to add Aspen's operations for the six months ended June 30, 1997, and deduct Aspen's operations for the six months ended June 30, 1996, to its operations for the year ended December 31, 1996. The adjustment is necessary to record Aspen's operations for the year ended June 30, 1997 as if Aspen had been acquired by Cotton Valley at the beginning of that fiscal year.

(2) Adjustment to depletion expense to record the depletion expense as if Aspen had been acquired on July 1, 1996.

(3) To record imputed interest expense on the $300,000 six month note payable issued the sellers of Aspen.

(4) To record the effect of the pro forma adjustments on the income tax benefit.

(5) To record the net shares issued in the acquisition as if they had been issued on July 1, 1996.

                          INDEPENDENT AUDITOR'S REPORT




Board of Directors
Aspen Energy Corporation
Dallas, Texas

We have audited the accompanying balance sheets of Aspen Energy Corporation as of December 31, 1996, and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aspen Energy Corporation as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



HEIN + ASSOCIATES LLP

Dallas, Texas
January 30, 1998

                            ASPEN ENERGY CORPORATION

                                 BALANCE SHEETS

                                     ASSETS

                                                                           (Unaudited)
                                                                             JUNE 30,          DECEMBER 31,
                                                                            -----------        -----------
                                                                               1997               1996
                                                                            -----------        -----------
 CURRENT ASSETS:
    Cash (including $376,677 in interest-bearing accounts at
       December 31, 1996)                                                   $    22,990        $   407,566
    Accounts receivable                                                          42,330             40,680
                                                                            -----------        -----------
                  Total current assets                                           65,320            448,246

 PROVED OIL AND GAS PROPERTIES (full cost method)                             1,300,419          1,216,032
    Less accumulated depletion                                                 (337,765)          (242,765)
                                                                            -----------        -----------
                  Net oil and gas property                                      962,654            973,267

 OTHER ASSETS                                                                    52,853             52,003
                                                                            -----------        -----------

                           Total assets                                     $ 1,080,827        $ 1,473,516
                                                                            ===========        ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES:
    Accounts payable and accrued liabilities                                $    54,708        $    56,490
    Income tax payable                                                          237,000            314,000
                                                                            -----------        -----------
                  Total current liabilities                                     291,708            370,490

 DEFERRED INCOME TAX LIABILITY                                                  289,014            320,514

 PRODUCTION PAYMENT LIABILITY                                                    62,791             65,800

 STOCKHOLDERS' EQUITY:
    Common stock, no par value, 50,000 shares authorized;
       50,000 shares issued and outstanding                                       1,000              1,000
    Loans receivable from related parties                                      (425,000)          (345,000)
    Retained earnings                                                           861,314          1,060,712
                                                                            -----------        -----------
                  Total stockholders' equity                                    437,314            716,712
                                                                            -----------        -----------
                           Total liabilities and stockholders' equity       $ 1,080,827        $ 1,473,516
                                                                            ===========        ===========










              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                            ASPEN ENERGY CORPORATION


                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                          (Unaudited)
                                                          -----------                   YEAR ENDED
                                                    SIX MONTHS ENDED JUNE 30,          DECEMBER 31,
                                                 ------------------------------        -----------
                                                    1997               1996               1996
                                                 -----------        -----------        -----------
 REVENUE -Oil and gas sales                      $   221,408        $   174,890        $   368,054

 COSTS AND EXPENSES:
    Production expenses                              158,975            138,136            369,147
    Depletion and depreciation                        95,000             89,800            190,068
    General and administrative                       276,545            237,610            506,700
                                                 -----------        -----------        -----------
                  Total costs and expenses           530,520            465,546          1,065,915
 OTHER INCOME (EXPENSE) -
    Interest income (expense), net                     1,214             10,656              8,549
                                                 -----------        -----------        -----------

 LOSS BEFORE INCOME TAXES                           (307,898)          (280,000)          (689,312)

 INCOME TAX BENEFIT                                  108,500             98,000            237,143
                                                 -----------        -----------        -----------

 NET LOSS                                           (199,398)          (182,000)          (452,169)

 RETAINED EARNINGS, beginning of year              1,060,712          1,512,881          1,512,881
                                                 -----------        -----------        -----------

 RETAINED EARNINGS, end of period                $   861,314        $ 1,330,881        $ 1,060,712
                                                 ===========        ===========        ===========

 NET LOSS PER SHARE                              $     (3.99)       $     (3.64)       $     (9.04)
                                                 ===========        ===========        ===========

 WEIGHTED AVERAGE SHARES                              50,000             50,000             50,000
                                                 ===========        ===========        ===========




             SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                            ASPEN ENERGY CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                       (Unaudited)
                                                                       -----------             YEAR ENDED
                                                               SIX MONTHS ENDED JUNE 30,      DECEMBER 31,
                                                              --------------------------        ---------
                                                                1997             1996             1996
                                                              ---------        ---------        ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                   $(199,398)       $(182,000)       $(452,169)
   Adjustments to reconcile to net cash used by
   operating
      activities:
   Depletion and depreciation                                    95,000           89,800          190,068
   Deferred tax benefit                                         (31,500)         (98,000)        (237,143)
   Changes in current assets and liabilities:
      Accounts receivable                                        (1,650)         (11,522)           2,390
      Other assets                                                 (850)         (12,750)         (18,321)
      Accounts payable and accrued liabilities                   (1,782)              --          (34,103)
      Income tax payable                                        (77,000)              --               --
   Other                                                          7,000          (11,803)         (39,187)
                                                              ---------        ---------        ---------
       Net cash used by operating activities                   (210,180)        (226,275)        (588,465)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of oil and gas properties                      --               --          490,828
   Collection of notes receivable                                    --          103,500          140,000
   Loans to related parties                                     (80,000)              --               --
   Additions to oil and gas properties                          (84,387)        (180,670)        (406,689)
                                                              ---------        ---------        ---------
       Net cash provided (used) by investing activities        (164,387)         (77,170)         224,139
CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayments of production payment liability                    (3,009)          (4,700)          (5,766)
                                                              ---------        ---------        ---------

NET DECREASE IN CASH                                           (377,576)        (308,145)        (370,092)

CASH, BEGINNING OF THE PERIOD                                   407,566          777,658          777,658
                                                              ---------        ---------        ---------

CASH, END OF THE PERIOD                                       $  29,990        $ 469,513        $ 407,566
                                                              =========        =========        =========
SUPPLEMENTAL INFORMATION -
   Cash paid during the period for interest                   $   2,600        $   2,840        $   5,800
                                                              =========        =========        =========

   Property financed with production payment liability        $      --        $  71,566        $  71,566
                                                              =========        =========        =========






             SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                           ASPEN ENERGY CORPORATION.

                         NOTES TO FINANCIAL STATEMENTS
           (The period subsequent to December 31, 1996 is unaudited.)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Nature of Operations

    Aspen Energy Corporation (the "Company") is engaged in the acquisition, operation and development of oil and gas properties, which are located primarily in Texas, Oklahoma and Utah as of December 31, 1996.

    Cash and Cash Equivalents

    The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

    Revenue Recognition

    The Company recognizes revenue as oil or gas is produced and sold.

    Oil and Gas Producing Operations

    The Company follows the full cost method of accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration, and development of oil and gas reserves, including directly related overhead costs, are capitalized in the full cost pool. All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves.

    In addition, capitalized costs are subject to a "ceiling test", which basically limits such costs to the aggregate of the estimated present value, discounted at a 10% interest rate, of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties.

    Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income. Abondonments of properties are accounted for as adjustments of capitalized costs with no loss recognized.

    Income Taxes

    Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due, if any, plus net deferred taxes related primarily to differences between the bases of assets and liabilities for financial and income tax reporting. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets include recognition of operating losses that are available to offset future taxable income and tax credits that are available to offset future income taxes. Valuation allowances are recognized to limit recognition of deferred tax assets where appropriate. Such allowances may be reversed when circumstances provide evidence that the deferred tax assets will more likely than not be realized.

    Financial Investments

    The Company's financial instruments are cash, accounts receivable and payable and loans receivable from related parties. Management estimates that the fair values of these financial instruments approximate their carrying values due to their short-term nature.

                           ASPEN ENERGY CORPORATION.

                         NOTES TO FINANCIAL STATEMENTS
           (The period subsequent to December 31, 1996 is unaudited.)

    Loss Per Share

    Loss per share is computed based on the weighted average number of shares outstanding during the period.

    Use of Estimates and Certain Significant Estimates

    The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates. Significant assumptions are required in the valuation of proved oil and gas reserves, which as described above may affect the amount at which oil and gas properties are recorded. It is at least reasonably possible those estimates could be revised in the near term and those revisions could be material.

    Unaudited Information

    The balance sheet as of June 30, 1997 and the statements of operations for the six month periods ended June 30, 1997 and 1996 were taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments which are necessary to properly reflect the financial position of the Company as of June 30, 1997 and the results of its operations for the six months ended June 30, 1997 and 1996.

2.  LOANS RECEIVABLE FROM RELATED PARTIES

    The Company had loans receivable from stockholders for cash advances that totaled $425,000 and $345,000 at June 30, 1997 and December 31, 1996,
    respectively. The loans were unsecured, non-interest bearing and contained no specific repayment terms. The loans were subsequently retired as described in Note 6, and have been classified as a reduction of stockholders' equity in the accompanying balance sheets.

3.  PRODUCTION PAYMENT LIABILITY

    The Company has a liability associated with the purchase of an oil and gas property that requires payment to the creditor of 25% of the net revenue earned from the property each month. The liability does not have a stated interest rate. Therefore, interest was imputed at 10%. The balance at June 30, 1997 and December 31, 1996 is $62,791 and $65,800, respectively.

4.  CONCENTRATION OF CREDIT RISK AND SALES REVENUE

    The Company had the following concentrations in volume of oil and gas sales revenue in 1996:

                 Customer
                 --------
                    A                     43%
                    B                     29%
                    C                     22%

    Additionally, the three customers above accounted for a substantial majority of accrued oil and gas sales as of December 31, 1996.

    The Company periodically maintains balances in financial institutions in excess of FDIC insurance limits. The Company had a balance in one institution at December 31, 1996 that was $276,677 in excess of such limit.

                           ASPEN ENERGY CORPORATION.

                         NOTES TO FINANCIAL STATEMENTS
           (The period subsequent to December 31, 1996 is unaudited.)


5.  INCOME TAXES

    The Company's income tax benefit of $237,143 for the year ended December 31, 1996 was composed entirely of deferred taxes.

    The Company's deferred tax liability of $320,514 at December 31, 1996 was the result of different bases for book and tax purposes of the Company's oil and gas properties.

6.  SUBSEQUENT EVENT

    In 1997, 100% of the Company's stock was sold to Cotton Valley Resources Corporation. In connection with that transaction, the loans receivable from related parties (Note 2) were retired.

7.  SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

    The following table sets forth certain information with respect to the oil and gas producing activities of the Company:

                                                                   YEAR ENDED
                                                                   DECEMBER 31,
                                                                   -----------
                                                                      1996
                                                                   -----------
Costs incurred in oil and gas producing activities:
    Acquisition of proved properties                               $   252,236
    Development costs                                                  226,019
                                                                   -----------

                 Total costs incurred                              $   478,255
                                                                   ===========

    The following table, based on information prepared by independent petroleum engineers, summarizes changes in the estimates of the Company's net interest in total proved reserves of crude oil and condensate and natural gas, all of which are domestic reserves:

                                                     Oil                Gas
                                                     ---                ---
                                                   (Barrels)            (MCF)
                                                  ----------         ----------
Balance, January 1, 1996                           1,569,690            598,476
Production                                            (9,690)          (130,476)
                                                  ----------         ----------
Balance, December 31, 1996                         1,560,000            468,000
                                                  ==========         ==========


    All of the above reserves were classified as proved undeveloped and are located in the continental United States. The Company has production on the property, but intends to convert the property to a waterflood project, which would entail conversion of the producing wells to injection wells. The Company also has other, relatively minor, producing properties for which reserve reports were not prepared. To develop the Company's reserves will require a substantial investment of capital, which is currently not available. Therefore, the Company will either have to raise additional capital or sell interests in its property, which would reduce the Company's net interest in its reserves.

                           ASPEN ENERGY CORPORATION.

                         NOTES TO FINANCIAL STATEMENTS
           (The period subsequent to December 31, 1996 is unaudited.)

    Proved oil and gas reserves are the estimated quantities of crude oil, condensate and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. The above estimated net interests in proved reserves are based upon subjective engineering judgments and may be affected by the limitations inherent in such estimation. The process of estimating reserves is subject to continual revision as additional information becomes available as a result of drilling, testing, reservoir studies and production history, especially in connection with the Company as all the reserves are proved undeveloped. There can be no assurance that such estimates will not be materially revised in subsequent periods.

8.  STANDARDIZED MEASURE OF CHANGES IN FUTURE NET REVENUES (UNAUDITED)

    The standardized measure of discounted future net cash flows at December 31, 1996, relating to proved oil and gas reserves is set forth below. The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and, as such, do not necessarily reflect the Company's expectations of actual revenues to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.

                                                                      AS OF
                                                                   DECEMBER 31,
                                                                      1996
                                                                  -------------
Future cash inflows                                               $  31,473,000
Future development and production costs                             (12,972,000)
                                                                  -------------

Future net cash flows, before income tax                             18,501,000
Future income taxes                                                  (6,475,000)
                                                                  -------------
Future net cash flows                                                12,026,000
10% annual discount                                                  (4,089,000)
                                                                  -------------

Standardized measure of discounted future net cash flows          $   7,937,000
                                                                  =============

    Future net cash flows were computed using year-end prices and costs, and year-end statutory tax rates (adjusted for permanent differences) that relate to existing proved oil and gas reserves at year end. The following are the principal sources of change in the standardized measure of discounted future net cash flows:

                                                                   YEAR ENDED
                                                                   DECEMBER 31,
                                                                      1996
                                                                  -------------
Sale of oil and gas produced, net of production costs             $       1,000
Net changes in prices and production costs                            2,317,000
Accretion of discount                                                   603,000
Net change in income taxes                                             (810,000)
Other changes                                                          (205,000)
                                                                  -------------
    Net change                                                        1,906,000
Balance, beginning of year                                            6,031,000
                                                                  -------------
Balance, end of year                                              $   7,937,000
                                                                  =============


                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 COTTON VALLEY RESOURCES CORPORATION
                                 (Registrant)


                                 By:     /s/ Eugene A. Soltero
                                    -----------------------------------------
                                    EUGENE A. SOLTERO, Chairman of the Board
                                    and Chief Executive Officer

Dated: February 25, 1998

                                INDEX TO EXHIBITS




     Exhibit
       No.                                            Description
     -------      -------------------------------------------------------------------------------------------
       2.1        Agreement and Plan of Merger, dated June 30, 1997, among Cotton Valley Resources
                  Corporation, Cotton Valley Operating, Inc., Aspen Energy Corporation, Leon A. Romero,
                  George W. Peel, Albert Sena and Dorothy Carter.  Exhibits and schedules have been omitted, but are available upon request to the Registrant.

       9.1        Voting Agreement, dated January 30, 1997, among Eugene A. Soltero, James E. Hogue, Leon A.
                  Romero, George W. Peel, Alberta Sena and Dorothy Carter.